Exhibit 99.1

KCG Holdings, Inc. 545 Washington Boulevard Jersey City, New Jersey 07310 1 201 222 9400 tel 1 800 544 7508 toll free www.kcg.com

KCG ANNOUNCES SECOND QUARTER 2015 RESULTS

KCG reports GAAP net loss of $19.2 million;

Pre-tax loss from continuing operations of $57.1 million includes charges of $60.2 million from items unrelated to core operations

During the quarter, KCG repurchased 23.6 million shares for $330 million as a result of its “modified Dutch auction” tender offer

KCG’s tangible book value rose to $14.05 per share,

book value increased to $15.58 per share

KCG announces planned relocation of global headquarters to New York City

JERSEY CITY, New Jersey – July 31, 2015 – KCG Holdings, Inc. (NYSE: KCG) today reported a GAAP net loss of $19.2 million, or $0.18 per share, for the second quarter of 2015. Included in the $57.1 million pre-tax loss is an accelerated compensation expense of $28.8 million as a result of stockholder-approved changes made to the vesting provisions of outstanding annual equity awards; debt extinguishment charges comprising a debt “make-whole” premium and a writedown of capitalized debt costs of $16.5 million and $8.5 million, respectively, as a result of the early redemption of the $305 million 8.25% Senior Secured Notes; and other real estate related charges of $6.3 million. Excluding these items, on a non-GAAP basis, second quarter 2015 pre-tax income from continuing operations was $3.1 million. A reconciliation of GAAP to non-GAAP results is included in Exhibit 4.

Select Financial Results	($ in thousands, except EPS)
From Continuing Operations	2Q15	1Q15	2Q14
GAAP Revenues	261,882	696,156	314,133
Non-GAAP revenues*	261,882	311,130	314,133
Trading revenues, net	170,750	208,795	206,780
Commissions and fees	87,370	99,961	104,776
GAAP pre-tax (loss) income	(57,114)	406,128	14,507
GAAP EPS	(0.18)	2.19	0.08
Non-GAAP pre-tax income*	3,068	32,427	21,512

*	See Exhibit 4 for a reconciliation of GAAP to non-GAAP results.

Second Quarter Highlights

•	KCG market making’s share of retail SEC Rule 605 U.S. equity share volume increased more than one full percentage point from first quarter 2015

•	The percentage of algorithmic trading and order routing net revenue attributable to institutional clients grew for the third straight quarter

•	Repurchased 23.6 million shares of KCG Class A Common Stock for $330 million through a “modified Dutch auction” tender offer

•	Completed the refinancing of the $305 million 8.25% Senior Secured Notes due in 2018

•	Subsequent to the quarter, KCG entered into an agreement to relocate its global headquarters to New York City

Daniel Coleman, Chief Executive Officer of KCG, said, “During the second quarter, KCG continued to focus on strategic clients, completed a tender offer for 22 percent of shares outstanding, excluding restricted stock units, and developed plans to consolidate global headquarters in New York City. The financial results, however, were negatively affected by the deterioration in market-wide volumes and volatility in U.S. equities from the first quarter, heightened competition for retail order flow, and several non-operating items. While we believe KCG is steadily developing into a major multi-asset class liquidity provider, the results do not meet our expectations. As a firm, we cannot assume that the market environment will improve. To generate the right returns for our shareholders, we will continuously review, adjust, and improve how we run our business.”

Market Making

The Market Making segment encompasses direct-to-client and non-client, exchange-based market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S., Europe and Asia. During the second quarter of 2015, the segment generated total revenues of $192.3 million and pre-tax income of $4.4 million. Excluding expenses related to accelerated stock-based compensation of $19.8 million, the segment generated pre-tax income of $24.2 million.

During the second quarter of 2015, consolidated U.S. equity share and dollar volume continued to decline quarter over quarter along with realized volatility for the S&P 500. In particular, retail trading activity declined approximately 10 percent market-wide amid continued strong competition and a narrowing of spreads. KCG’s results were augmented by solid contributions from Asian equities, U.S. commodities and European fixed income, partially offset by U.S. fixed income.

Mr. Coleman commented, “Although direct-to-client market making in U.S. equities increased market share and our models performed well, the current competitive environment remains a challenge in terms of revenue realization. We are committed to improving returns irrespective of an improvement in the competitive or macro environment. Outside of U.S. equities, we continued to diversify in select asset classes, add strategies and build scale.”

In the first quarter of 2015, the segment generated total revenues of $224.5 million and pre-tax income of $39.3 million. In the second quarter of 2014, the segment generated total revenues of $218.4 million and pre-tax income of $36.0 million.

Select Trade Statistics: U.S. Equity Market Making

	2Q15	1Q15	2Q14
Average daily dollar volume traded ($ millions)	27,883	31,025	25,143
Average daily trades (thousands)	3,550	3,947	3,620
Average daily shares traded (millions)	5,785	5,048	10,820
NYSE and NASDAQ shares traded	885	933	758
OTC Bulletin Board and OTC Market shares traded	4,900	4,115	10,061
Average revenue capture per U.S. equity dollar value traded (bps)	0.80	0.92	1.07

Global Execution Services

The Global Execution Services segment comprises agency execution services and trading venues. During the second quarter of 2015, the segment generated total revenues of $63.5 million and a pre-tax loss of $9.9 million. Excluding expenses related to accelerated stock-based compensation of $8.2 million, the segment generated a pre-tax loss of $1.7 million.

During the second quarter of 2015, in addition to the decline in consolidated U.S. equity share volume quarter over quarter, ETF trading activity decreased approximately 13 percent market-wide. Also, during the quarter, institutional investors in the U.S. experienced an acceleration in domestic mutual fund outflows. All periods prior to the second quarter include the results of KCG Hotspot up through the date of its sale on March 13, 2015.

Mr. Coleman commented, “Despite the market-wide decline in U.S. equity trading activity quarter over quarter, KCG’s algorithmic trading and sales and trading teams were little affected. During the second quarter, 18 asset managers began using KCG algorithms and we onboarded an additional 10 new asset management clients. The results in ETFs, however, were affected by the market-wide decline in trading activity.”

In the first quarter of 2015, excluding the gain on the sale of KCG Hotspot FX and related professional and compensation expenses, the segment generated total revenues of $79.2 million and pre-tax income of $7.2 million. In the second quarter of 2014, the segment generated total revenues of $85.9 million and pre-tax income of $0.7 million. Excluding $1.9 million in compensation related to a reduction in workforce, pre-tax income was $2.6 million.

Select Trade Statistics: Agency Execution and Trading Venues

	2Q15	1Q15	2Q14
Average daily KCG algorithmic trading and order routing U.S. equities shares traded (millions)	287.0	299.0	265.3
Average daily KCG BondPoint fixed income par value traded ($ millions)	138.3	145.8	133.7

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the second quarter of 2015, the segment generated total revenues of $6.0 million and a pre-tax loss of $51.6 million. Excluding expenses related to accelerated stock-based compensation of $0.8 million, a debt make-whole premium of $16.5 million, writedown of capitalized debt costs of $8.5 million, and other real estate related charges of $6.3 million, the segment generated a pre-tax loss of $19.4 million.

In the first quarter of 2015, the segment generated total revenues of $7.3 million and a pre-tax loss of $14.3 million. In the second quarter of 2014, the segment generated total revenues of $9.8 million and a pre-tax loss of $22.2 million. Excluding a $2.0 million writedown of capitalized debt costs related to the principal repayment of debt, $0.8 million in compensation related to a reduction in workforce, and a lease loss accrual of $1.5 million, the pre-tax loss was $17.9 million.

During the second quarter of 2015 KCG effected a change in tax status of one of its subsidiaries and as a result reversed a valuation allowance on certain state tax net operating losses and other deferred tax assets. This resulted in a one-time deferred tax benefit of $16.2 million and a corresponding increase to KCG’s deferred tax asset.

Financial Condition

As of June 30, 2015, KCG had $541.3 million in cash and cash equivalents. Total outstanding debt was $495.1 million. The Company had $1.47 billion in stockholders’ equity, equivalent to a book value of $15.58 per share and tangible book value of $14.05 per share based on total shares outstanding of 94.4 million, including restricted stock units.

KCG’s headcount was 1,045 full-time employees at June 30, 2015 compared to 1,038 full-time employees at March 31, 2015.

During the second quarter of 2015, KCG completed a “modified Dutch auction” tender offer and repurchased 23.6 million shares of KCG’s Class A Common Stock at a purchase price of $14.00 per share, for a cost of $330 million, excluding expenses related to the tender offer. The repurchased shares represented approximately 22% of KCG’s Class A Common Stock outstanding excluding restricted stock units as of May 7, 2015.

Relocation of Global Headquarters

Subsequent to the second quarter, KCG entered into an agreement to relocate its global headquarters from Jersey City, NJ to New York City. Under a plan authorized by the Board of Directors, KCG will reduce occupied space and consolidate legacy metro area offices in Jersey City, NJ and New York, NY. KCG’s new headquarters will encompass 169,000 square feet at 300 Vesey Street, in lower Manhattan. The relocation is expected to be substantially completed at the end of 2016.

As a result of the planned relocation and consolidation of metro New York area offices and a reduction of occupied space in Chicago, KCG expects to incur additional expenses through fiscal year 2016. KCG will record non-recurring, real estate charges of $25 to $30 million in the 3rd quarter of 2015 related to the early termination of leases at 545 Washington Boulevard in Jersey City, NJ and 165 Broadway in New York, NY as well as a consolidation of space at 350 N. Orleans Street in Chicago, IL. Further, the Company will record added depreciation and amortization expenses of approximately $4.5 to $5.0 million per quarter beginning in the 3rd quarter of 2015 and running through the 4th quarter of 2016 as well as added occupancy costs of approximately $1.5 million per quarter beginning in the 4th quarter of 2015 and running through the 4th quarter of 2016.

Conference Call

KCG will hold a conference call to discuss second quarter 2015 financial results starting at 9:00 a.m. Eastern Time today, July 31, 2015. To access the call, dial 800-401-3551 (domestic) or 913-312-0726 (international) and enter passcode 3586698. In addition, the call will be webcast at http://investors.kcg.com/phoenix.zhtml?p=irol-eventDetails&c=105070&eventID=5196957. Following the conclusion of the call, a replay will be available by selecting a number based on country of origin from a list posted at: https://replaynumbers.conferencinghub.com/index.aspx?confid=7898269&passcode=7898269 and entering passcode 3586698.

Additional information for investors, including a presentation of the second quarter financial results, can be found at http://investors.kcg.com.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014 and for the six months ended June 30, 2015 and June 30, 2014. KCG believes the presentations provide a meaningful summary of revenues and results of operations for each of the three and six month periods. Reconciliations of GAAP to non-GAAP results are included in the schedules in Exhibit 4.

About KCG

KCG is a leading independent securities firm offering investors and clients a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic business combination (the “Mergers”) of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”); (ii) difficulties and delays in fully realizing cost savings and other benefits of the Mergers and the inability to manage revenue capture and sustain revenue and earnings growth; (iii) the sale of KCG Hotspot; (iv) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by regulators, the New York Attorney General, Congress and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (v) past or future changes to KCG’s organizational structure and management; (vi) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vii) KCG’s ability to keep up with technological changes; (viii) KCG’s ability to effectively identify and manage market risk, operational and technology risk (such as the events that affected Knight on August 1, 2012), legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; (x) the effects of increased competition and KCG’s ability to maintain and expand market share; and (xi) the announced plan to relocate KCG’s global headquarters from Jersey City, NJ to New York, NY. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the SEC, including, without limitation, those detailed under “Risk Factors” in KCG’s Annual Report on Form 10-K for the year-ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter-ended March 31, 2015, and other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)	Exhibit 1

	For the three months ended
	June 30, 2015	March 31, 2015	June 30, 2014
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$170,750	$208,795	$206,780
Commissions and fees	87,370	99,961	104,776
Interest, net	(596)	(23)	(289)
Investment income and other, net	4,358	387,423	2,866

Total revenues	261,882	696,156	314,133

Expenses
Employee compensation and benefits	109,471	106,718	103,430
Execution and clearance fees	62,598	68,473	73,242
Communications and data processing	34,240	33,764	38,279
Depreciation and amortization	20,726	20,615	19,823
Payments for order flow	14,935	15,221	18,076
Debt interest expense	9,989	8,463	7,497
Collateralized financing interest	8,859	8,456	6,395
Occupancy and equipment rentals	7,474	7,340	8,235
Professional fees	5,694	11,181	7,337
Business development	3,025	1,857	2,609
Debt extinguishment charges	25,006	—	1,995
Other real estate related charges	6,327	132	1,941
Other	10,652	7,808	10,767

Total expenses	318,996	290,028	299,626

(Loss) Income from continuing operations before income taxes	(57,114)	406,128	14,507
Income tax (benefit) expense	(37,952)	156,827	5,520

(Loss) Income from continuing operations, net of tax	(19,162)	249,301	8,987
Loss from discontinued operations, net of tax	—	—	(67)

Net (Loss) Income	$(19,162)	$249,301	$8,920

Basic (loss) earnings per share from continuing operations	$(0.18)	$2.25	$0.08

Diluted (loss) earnings per share from continuing operations	$(0.18)	$2.19	$0.08

Basic loss per share from discontinued operations	$—	$—	$—

Diluted loss per share from discontinued operations	$—	$—	$—

Basic (loss) earnings per share	$(0.18)	$2.25	$0.08

Diluted (loss) earnings per share	$(0.18)	$2.19	$0.08

Shares used in computation of basic (loss) earnings per share	108,588	110,782	114,859

Shares used in computation of diluted (loss) earnings per share	108,588	113,615	117,601

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)	Exhibit 1 (Continued)

	For the six months ended
	June 30, 2015	June 30, 2014
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$379,545	$465,077
Commissions and fees	187,331	217,033
Interest, net	(619)	659
Investment income and other, net	391,781	15,021

Total revenues	958,038	697,790

Expenses
Employee compensation and benefits	216,189	225,749
Execution and clearance fees	131,071	148,743
Communications and data processing	68,004	75,075
Depreciation and amortization	41,341	39,926
Payments for order flow	30,156	40,108
Debt interest expense	18,452	17,021
Collateralized financing interest	17,315	12,557
Occupancy and equipment rentals	14,814	16,520
Professional fees	16,875	12,739
Business development	4,882	4,292
Debt extinguishment charges	25,006	9,552
Other real estate related charges	6,459	2,207
Other	18,460	19,410

Total expenses	609,024	623,899

(Loss) Income from continuing operations before income taxes	349,014	73,891
Income tax (benefit) expense	118,875	27,987

(Loss) Income from continuing operations, net of tax	230,139	45,904
Loss from discontinued operations, net of tax	—	(1,320)

Net (Loss) Income	$230,139	$44,584

Basic (loss) earnings per share from continuing operations	$2.08	$0.40

Diluted (loss) earnings per share from continuing operations	$2.02	$0.39

Basic loss per share from discontinued operations	$—	$(0.01)

Diluted loss per share from discontinued operations	$—	$(0.01)

Basic (loss) earnings per share	$2.08	$0.39

Diluted (loss) earnings per share	$2.02	$0.38

Shares used in computation of basic (loss) earnings per share	110,890	115,282

Shares used in computation of diluted (loss) earnings per share	113,809	118,170

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands) (Unaudited)	Exhibit 2

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$541,292	$578,768
Cash and cash equivalents segregated under federal and other regulations	3,600	3,361
Financial instruments owned, at fair value:
Equities	2,391,499	2,479,910
Listed options	117,934	144,586
Debt securities	185,938	82,815
Other financial instruments	355	60

Total financial instruments owned, at fair value	2,695,726	2,707,371
Collateralized agreements:
Securities borrowed	1,871,312	1,632,062
Receivable from brokers, dealers and clearing organizations	690,291	1,188,833
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	116,849	134,051
Investments	107,348	100,726
Goodwill and Intangible assets, less accumulated amortization	144,798	152,594
Deferred tax asset, net	180,673	154,759
Assets of business held for sale	—	40,484
Other assets	234,459	137,645

Total assets	$6,586,348	$6,830,654

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,785,493	$2,069,342
Listed options	93,113	115,362
Debt securities	159,551	101,003

Total financial instruments sold, not yet purchased, at fair value	2,038,157	2,285,707
Collateralized financings:
Securities loaned	741,732	707,744
Financial instruments sold under agreements to repurchase	995,667	933,576

Total collateralized financings	1,737,399	1,641,320
Payable to brokers, dealers and clearing organizations	529,748	676,089
Payable to customers	38,282	22,110
Accrued compensation expense	64,040	114,559
Accrued expenses and other liabilities	144,390	136,977
Income taxes payable	64,107	—
Capital lease obligations	3,877	6,700
Liabilities of business held for sale	—	2,356
Debt	495,113	422,259

Total liabilities	5,115,113	5,308,077

Equity
Class A Common Stock	1,059	1,275
Additional paid-in capital	1,429,368	1,369,298
Retained earnings	173,155	272,780
Treasury stock, at cost	(133,562)	(122,909)
Accumulated other comprehensive income	1,214	2,133

Total equity	1,471,234	1,522,577

Total liabilities and equity	$6,586,348	$6,830,654

KCG HOLDINGS, INC. PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT* (In thousands) (Unaudited)	Exhibit 3

	For the three months ended
	June 30, 2015	March 31, 2015	June 30, 2014
Market Making
Revenues	$192,328	$224,548	$218,446
Expenses	187,926	185,208	182,442

Pre-tax earnings	4,402	39,340	36,004

Global Execution Services
Revenues	63,522	464,266	85,903
Expenses	73,459	83,208	85,167

Pre-tax (loss) earnings	(9,937)	381,058	736

Corporate and Other
Revenues	6,032	7,342	9,784
Expenses	57,611	21,612	32,017

Pre-tax loss	(51,579)	(14,270)	(22,233)

Consolidated
Revenues	261,882	696,156	314,133
Expenses	318,996	290,028	299,626

Pre-tax (loss) earnings	$(57,114)	$406,128	$14,507

*	Totals may not add due to rounding.

KCG HOLDINGS, INC. PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT* (In thousands) (Unaudited)	Exhibit 3 (Continued)

	For the six months ended
	June 30, 2015	June 30, 2014
Market Making
Revenues	$416,876	$495,792
Expenses	373,134	383,756

Pre-tax earnings	43,742	112,036

Global Execution Services
Revenues	527,788	173,123
Expenses	156,667	170,371

Pre-tax earnings	371,121	2,752

Corporate and Other
Revenues	13,374	28,875
Expenses	79,223	69,772

Pre-tax loss	(65,849)	(40,897)

Consolidated
Revenues	958,038	697,790
Expenses	609,024	623,899

Pre-tax earnings	$349,014	$73,891

*	Totals may not add due to rounding.

KCG HOLDINGS, INC. Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)* (in thousands) (Unaudited)	Exhibit 4

Three months ended June 30, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$4,402	$(9,937)	$(51,579)	$(57,114)
Accelerated stock-based compensation	19,844	8,202	803	28,849
Debt make-whole premium	—	—	16,500	16,500
Writedown of capitalized debt costs	—	—	8,506	8,506
Other real estate related charges	—	—	6,327	6,327

Non-GAAP Income (loss) from continuing operations before income taxes	$24,246	$(1,735)	$(19,443)	$3,068

Three months ended March 31, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Revenues to Non-GAAP Revenues:
GAAP Revenues	$224,548	$464,266	$7,342	$696,156
Gain on sale of KCG Hotspot	—	(385,026)	—	(385,026)

Non-GAAP Revenues	$224,548	$79,240	$7,342	$311,130

Three months ended March 31, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$39,340	$381,058	$(14,270)	$406,128
Gain on sale of KCG Hotspot	—	(385,026)	—	(385,026)
Professional fees related to the sale of KCG Hotspot	—	6,736	—	6,736
Compensation expense related to the sale of KCG Hotspot	—	4,457	—	4,457
Other real estate related charges	—	—	132	132

Non-GAAP Income (loss) from continuing operations before income taxes	$39,340	$7,225	$(14,138)	$32,427

Three months ended June 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$36,004	$736	$(22,233)	$14,507
Compensation related to reduction in workforce	383	1,886	800	3,069
Writedown of capitalized debt costs	—	—	1,995	1,995
Other real estate related charges	452	—	1,489	1,941

Non-GAAP Income (loss) from continuing operations before income taxes	$36,839	$2,622	$(17,949)	$21,512

*	Totals may not add due to rounding

KCG HOLDINGS, INC. Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)* (in thousands)	Exhibit 4 (Continued	)

Six months ended June 30, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Revenues to Non-GAAP Revenues:
GAAP Revenues	$416,876	$527,788	$13,374	$958,038
Gain on sale of KCG Hotspot	—	(385,026)	—	(385,026)

Non-GAAP Revenues	$416,876	$142,762	$13,374	$573,012

Six months ended June 30, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$43,742	$371,121	$(65,849)	$349,014
Gain on sale of KCG Hotspot	—	(385,026)	—	(385,026)
Accelerated stock-based compensation	19,844	8,202	803	28,849
Debt make-whole premium	—	—	16,500	16,500
Writedown of capitalized debt costs	—	—	8,506	8,506
Professional fees related to the sale of KCG Hotspot	—	6,736	—	6,736
Other real estate related charges	—	—	6,459	6,459
Compensation expense related to the sale of KCG Hotspot	—	4,457	—	4,457

Non-GAAP Income (loss) from continuing operations before income taxes	$63,586	$5,490	$(33,581)	$35,495

Six months ended June 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Revenues to Non-GAAP Revenues:
GAAP Revenues	$495,792	$173,123	$28,875	$697,790
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)

Non-GAAP Revenues	$495,792	$173,123	$19,231	$688,146

Six months ended June 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$112,036	$2,752	$(40,897)	$73,891
Writedown of capitalized debt costs	—	—	9,552	9,552
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Compensation related to reduction in workforce	383	1,886	800	3,069
Other real estate related charges	811	—	1,396	2,207

Non-GAAP Income (loss) from continuing operations before income taxes	$113,230	$4,638	$(38,793)	$79,075

*	Totals may not add due to rounding